Filed Pursuant to Rule 424(b)(8)
Registration No. 333-279155

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 16, 2024)

Warrant to purchase up to 6,300,449 Shares of Common Stock
6,300,449 Shares of Common Stock Underlying the Warrant
This is an offering (the “Offering”) by Applied Digital Corporation (the “Company”) of a warrant (the “Warrant”) to purchase up to 6,300,449 shares of our common stock, par value $0.001 per share (“Common Stock”), directly to a single institutional investor pursuant to this prospectus supplement and accompanying prospectus. The Warrant is immediately exercisable for shares of our Common stock at an exercise price of $4.8005 per share and may be exercised for a period of five years following the issuance date. This offering also relates to (and this prospectus supplement covers) the shares of Common Stock issuable upon exercise of the Warrant.
The Warrant is being issued in connection with, and pursuant to the terms of, that certain Promissory Note, by and between APLD Holdings 2 LLC, our subsidiary, and CIM APLD Lender Holdings, LLC (the “Promissory Note”). For additional information, see “Plan of Distribution.”
There is currently no public market for the Warrant. We do not intend to apply for listing of the Warrant on a national securities exchange or over the counter market.
Our Common Stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On June 6, 2024, the last reported sale price of our Common Stock on Nasdaq was $4.92 per share.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Delivery of the Warrant being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about June 17, 2024.
The date of this prospectus supplement is June 7, 2024

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
We provide information to you about this offering of the Warrant in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Information By Reference” in this prospectus supplement.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. We have not authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.
This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to the “Company,” “APLD,” “Applied Digital,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page S-9, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our Common Stock began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
•Jamestown, North Dakota: 106 MW facility.
•Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to

Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers. In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW. This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By February 2024, the Company had received 4,092 GPUs, deployed a total of 3,072 GPUs and began recognizing revenue from our first and second cloud services contract. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Recent Developments
AI Note
On April 26, 2024, we entered into Amendment No. 2 (the “AI Amendment”) to that certain Unsecured Promissory Note made by the Company on January 30, 2024 and amended on March 27, 2024 (as amended by the AI Amendment, the “AI Note”) in favor of AI Bridge Funding LLC (“AI”). Pursuant to the AI Amendment, among other things, we may repay the AI Note with shares of our Common Stock and we issued warrants to purchase up to 3,000,000 shares of our Common Stock to AI.
Any shares of Common Stock issued to repay the AI Note will be issued pursuant our effective shelf registration statement on Form S-3 (File No. 333-272023), filed with the SEC on May 17, 2023, and declared effective by the SEC on June 5, 2023, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated April 29, 2024, filed with the SEC.
Sales Agreement
On May 6, 2024, we entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), pursuant to which we may offer and sell, from time to time, through the Agent, up to $25,000,000 of shares of our Common Stock.
The shares of Common Stock are being issued pursuant to our effective shelf registration statement on Form S-3 (File No. 333-272023), filed with the SEC on May 17, 2023, and declared effective by the SEC on June 5, 2023, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated May 6, 2024, filed with the SEC.

Series E Preferred Stock Offering
On May 16, 2024, we entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with Preferred Capital Securities, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager has agreed to serve as the Company’s agent and dealer manager for an offering of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 (the “Series E Preferred Stock”).
The Series E Preferred Stock will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-279155), filed with the SEC on May 6, 2024, and declared effective by the SEC on May 16, 2024, and the accompanying base prospectus included therein as supplemented by the prospectus supplement dated May 16, 2024, filed with the SEC.
Promissory Note
On June 7, 2024, our subsidiary, APLD Holdings 2 LLC entered into a Promissory Note with CIM APLD Lender Holdings, LLC (“CIM”), which provides for an initial borrowing of $15 million, which was drawn on June 7, 2024, and subsequent borrowings of up to $110 million which will be available subject to the satisfaction of certain conditions. In addition, the Promissory Note includes an accordion feature that permits up to an additional $75 million of borrowings subject to the mutual agreement of CIM and the Company. As partial consideration for the initial $15 million, we are issuing the first tranche of warrants (the “Registered Warrants”) to CIM to purchase up to 6,300,449 shares of Common Stock pursuant to this prospectus supplement.
Consent, Waiver and First Amendment to Prepaid Advance Agreements
In connection with the Promissory Note, we also entered into a Consent, Waiver and First Amendment to Prepaid Advance Agreements (the “Consent”) with YA II PN, LTD. (“YA”). In exchange for giving its consent to the transaction under the Promissory Note, the Company agreed to issue to YA an aggregate of 100,000 shares of Common Stock and to conditionally lower the floor price from $3.00 to $2.00 if the daily VWAP is less than $3.00 per share of Common Stock for five out of seven trading days. The Company further agreed to deliver a security agreement whereby its subsidiary, Applied Digital Cloud Corporation, would grant a springing lien on substantially all of its assets subject to customary carve-outs to secure the promissory notes issued in favor of YA. Pursuant to the Consent, YA also consented to future project-level financing at the Ellendale Campus.
In addition, pursuant to the terms of the Consent, certain provisions of the Prepaid Advance Agreements were amended as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024.
Charter Amendment
On June 11, 2024, we filed an amendment to our Second Amended and Restated Articles of Incorporation, increasing the number of shares of Common Stock authorized for issuance thereunder to 300,000,000.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING
The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Warrants Offered by us
We are offering the Warrant to purchase up to 6,300,449 shares of our Common Stock. The Warrant is immediately exercisable at an exercise price of $4.8005 per share and may be exercised at any time until the five-year anniversary of the issuance date. This prospectus supplement and the accompanying base prospectus also relate to the offering of the shares of Common Stock issuable upon exercise of the Warrant.

Common Stock to be outstanding immediately after this offering	145,370,851 shares of our Common Stock, assuming the full exercise of the Warrant issued in this offering

Use of Proceeds
The holder may exercise this Warrant on a cashless basis, unless there is an effective registration statement covering the underlying Common Stock, in which case, the holder has the option to exercise in cash or on a cashless basis, or a combination thereof. If exercised in full in cash, we will receive up to an aggregate of approximately $30.2 million. We may use the net proceeds from the exercise of the Warrant for working capital requirements, general corporate purposes and the advancement of our business objectives. We will have broad discretion over the use of proceeds from the exercise of the Warrant. There is no assurance that the holder of the Warrant will elect to exercise any or all of such Warrant, or to exercise in cash. See “Use of Proceeds.”

National Securities Exchange Listing	Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “APLD.” There is currently no public market for the Warrant. We do not intend to apply for listing of the Warrant on a national securities exchange or over the counter market

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement. In addition, before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC, on August 2, 2023, as amended on October 12, 2023, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

The number of shares of Common Stock to be outstanding is based on 139,070,402 shares of our Common Stock outstanding as of June 6, 2024 and excludes the following:

●	17,158,340 shares of Common Stock reserved for future issuance under our 2022 Incentive Plan, as amended;

●	652,964 shares of Common Stock reserved for future issuance under our 2022 Non-Employee Director Stock Plan, as amended;

●	204,168 shares of Common Stock reserved for issuance under restricted stock unit awards to certain consultants;

●	5,032,802 shares of Common Stock held in treasury;

●	18,792,419 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699;

●	3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

●	Up to $25,000,000 in shares of our Common Stock to be issued if and when sold pursuant to that certain Sales Agreement, dated as of May 6, 2024, by and between the Company and Roth Capital Partners, LLC (the “ATM Offering”); and

●	Up to 20,000,000 shares of our Common Stock to be issued upon the conversion of a certain outstanding promissory note issued by us to YA II PN, LTD. on May 24, 2024, which shares have been registered for resale on our Registration Statement on Form S-1, Reg. No. 333-279884.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus supplement, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to This Offering
There is no public market for the Warrant being offered in this offering.
There is no established public trading market for the Warrant being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrant on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrant will be limited.
The Holder of the Warrant purchased in this offering will have no rights as a common stockholder until such holder exercises such Warrant and acquires our Common Stock.
Until the holder of the Warrant acquires shares of our Common Stock upon exercise of such Warrant, the holder will have no rights with respect to the shares of our Common Stock underlying such Warrant. Upon exercise of the Warrant, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The Warrant being offered is speculative in nature.
The Warrant does not confer any rights of Common Stock ownership on its holder, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Moreover, following this offering, the market value of the Warrant, if any, will be uncertain and there can be no assurance that the market value of the Warrant will equal or exceed its imputed offering price. The Warrant will not be listed or quoted for trading on any market or exchange. There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the Warrant, and consequently, the Warrant may expire valueless.
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus supplement and the accompanying prospectus contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices;
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference herein. You should read this prospectus supplement, the accompanying prospectus supplement and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

USE OF PROCEEDS
The holder may exercise this Warrant on a cashless basis, unless there is an effective registration statement covering the underlying Common Stock, in which case, the holder has the option to exercise in cash or on a cashless basis, or a combination thereof. If exercised in full in cash, we will receive up to an aggregate of approximately $30.2 million. We expect to use the net proceeds from the exercise of the Warrant for working capital requirements, general corporate purposes and the advancement of our business objectives. We will have broad discretion over the use of proceeds from the exercise of the Warrant. There is no assurance that the holder of the Warrant will elect to exercise any or all of such Warrant. We will pay all of the fees and expenses incurred by us in connection with this registration.

DILUTION
If you invest in our shares of Common Stock pursuant to the exercise of the Warrant, your interest may be immediately and substantially diluted to the extent of the difference between the exercise price you pay per share and the pro forma net tangible book value per share of our Common Stock. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our Common Stock. As of February 29, 2024, our historical net tangible book value was approximately $118.3 million, or approximately $0.97 per share.
Assuming the cash exercise of the Warrant, resulting in the issuance of 6,300,449 shares of Common Stock upon the exercise of the Warrant and our receipt of aggregate gross proceeds of $30,245,305.42, our as adjusted net tangible book value would have been approximately $148.6 million, or $1.15 per share at February 29, 2024. This represents an immediate increase in net tangible book value of approximately $0.19 per share to our existing stockholders, and an immediate dilution of $3.65 per share to investors purchasing the Warrant.
The following table illustrates the per share dilution to investors purchasing shares in an offering using this prospectus:

Exercise price of the Warrant		$4.8005
Net tangible book value per share as of February 29, 2024	$0.97
Decrease in net tangible book value per share	$0.19
As adjusted net tangible book value per share after this offering		$1.15
Dilution per share to investors exercising the Warrant		$3.65
The table and discussion above are based on 122,417,839 shares of common stock outstanding on February 29, 2024, and excludes, as of that date, the following:

●	17,233,063 shares of Common Stock reserved for future issuance under our 2022 Incentive Plan, as amended;

●	652,964 shares of Common Stock reserved for future issuance under our 2022 Non-Employee Director Stock Plan, as amended;

●	204,168 shares of Common Stock reserved for issuance under restricted stock unit awards to certain consultants;

●	5,032,802 shares of Common Stock held in treasury;

●	23,585,000 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699;

●	3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants;

●	Up to $25,000,000 in shares of our Common Stock to be issued if and when sold pursuant to the ATM Offering; and

●	Up to 20,000,000 shares of our Common Stock to be issued upon the conversion of a certain outstanding promissory note issued by us to YA II PN, LTD. on May 24, 2024, which shares have been registered for resale on our Registration Statement on Form S-1, Reg. No. 333-279884.

DESCRIPTION OF SECURITIES
The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our second amended and restated articles of incorporation, as amended from time to time and currently in effect (the “Articles of Incorporation”), and our third amended and restated bylaws, as amended from time to time and currently in effect (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023 and our Current Report on Form 8-K, as filed with the SEC on April 29, 2024, respectively, which are incorporated by reference herein..
General
We are authorized to issue 305,000,000 shares of capital stock, $0.001 par value per share, of which 300,000,000 are Common Stock and 5,000,000 are Preferred Stock.
As of June 6, 2024, there were 139,070,402 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.
Common Stock
Holders of our Common Stock are entitled such dividends as may be declared by our Board out of funds legally available for such purposes. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our Board, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. The holders of our Common Stock have no conversion rights. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulative votes in voting for directors.
In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable.
Warrant
The following is a summary of the material terms and provisions of the Warrant that is being offered hereby. This summary is subject to and qualified in its entirety by the form of warrant, which has been provided to the investor in this offering and which was filed with the SEC as an exhibit to a Current Report on Form 8-K filed on June 7, 2024, as amended on June 10, 2024, in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of the Warrant for a complete description of the terms and conditions of the Warrant.
Duration and Exercise Price
The Warrant offered hereby will have an exercise price of $4.8005 per share. The Warrant will be immediately exercisable upon issuance and will be exercisable for five years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of Common Stock. The Warrant will be issued in certificated form only.

Exercisability
The Warrant will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 9.99% of our outstanding shares of Common Stock immediately after exercise, except that upon at least 75 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of Common Stock after exercising the holder’s Warrant to any other percentage as specified in such notice.
Cashless Exercise
If at the time of exercise of the Warrant there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares of Common Stock issuable upon exercise of the Warrant, then the Warrant will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrant.
Reclassifications, Reorganizations, Consolidations, Mergers and Sales
In the event of any reclassification, reorganization, consolidation, merger, sale or similar transaction, as described in the Warrant, then upon any subsequent exercise of the Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such reclassification, reorganization, consolidation, merger, sale or similar transaction.
Transferability
In accordance with its terms and subject to applicable laws, the Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Fractional Shares
No fractional shares of Common Stock will be issued upon the exercise of the Warrant. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.
Trading Market
There is no established trading market for the Warrant, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrant on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrant will be limited.
Rights as a Shareholder
Except as otherwise provided in the Warrant or by virtue of the holder’s ownership of shares of Common Stock, the holder of the Warrant does not have the rights or privileges of holders of our shares of Common Stock, including any voting rights, until such holder exercises the Warrant.

Transfer Agent
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. (the “Transfer Agent”). The Transfer Agent’s address and phone number is: 150 Royall St., Canton, MA 02021, telephone number: (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

PLAN OF DISTRIBUTION
This offering is in connection with that certain Promissory Note, dated June 7, 2024, by and between APLD Holdings 2 LLC, our subsidiary, and CIM APLD Lender Holdings, LLC (the “Promissory Note”). The Warrant sold (and the shares of Common Stock issuable upon exercise of the Warrant) pursuant to this prospectus supplement are being sold to an institutional investor.
Our obligation to issue and sell the Warrant (and the shares of Common Stock issuable upon exercise of the Warrant) to the investor is subject to the conditions set forth in the Promissory Note. The investor’s obligation to purchase the Warrant (and the shares of Common Stock issuable upon exercise of the Warrant) is subject to the conditions set forth in the Promissory Note. We currently anticipate that the delivery of the Warrant will occur on or about June 17, 2024, subject to customary closing conditions.
Expenses
We estimate the total offering expenses of this offering that will be payable by us will be approximately $0.3 million, which includes legal, printing, financial advisor and various other fees.
Listing
Our shares are listed on the Nasdaq Global Select Market under the symbol “APLD”. On June 6, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $4.92 per share. There is no established public trading market for the Warrant, and we do not expect a market to develop. In addition, we do not intend to list the Warrant, nor do we expect the Warrant to be quoted, on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

LEGAL MATTERS
The validity of the securities offered in this prospectus supplement is being passed upon for us by Snell & Wilmer LLP. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the enforceability of the Warrant offered by this prospectus supplement is being passed upon for us by Milbank LLP.

EXPERTS
The consolidated balance sheets of Applied Digital Corporation and its subsidiaries as of May 31, 2023 and 2022, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Warrant and shares of Common Stock underlying such Warrant offered by this prospectus. This prospectus supplement, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024, May 1, 2024, May 6, 2024, May 14, 2024, May 17, 2024, May 21, 2024, May 24, 2024, June 5, 2024 (as amended on June 6, 2024), June 7, 2024 (as amended on June 10, 2024) and June 11, 2024 (other than any portions thereof deemed furnished and not filed); and
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus supplement but before the termination of the offering of the securities hereunder, will also be considered to be incorporated by reference into this prospectus supplement from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus supplement or the accompanying prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus supplement, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference into this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

PROSPECTUS
$300,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
We may offer from time to time

ñ	shares of common stock;
ñ	shares of preferred stock in one or more series;
ñ	warrants to purchase preferred stock or common stock;
ñ	debt securities; or
ñ	any combination of preferred stock, common stock, warrants, or debt securities.
at an aggregate offering price not to exceed $300,000,000.
The number, amount, prices, and specific terms of the securities, and the net proceeds to Applied Digital Corp. will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.
This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement. Any accompanying prospectus supplement may modify or supersede any statement in this prospectus.
Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol APLD. On May 1, 2024, the last reported sale price of our common stock on Nasdaq was $3.00 per share. None of the other securities that we may offer under this prospectus are currently publicly traded. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

We may amend or supplement this prospectus from time to time. You should read this prospectus and any amendments or prospectus supplements carefully before you invest.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1934, as amended, incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 16, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, and any applicable supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including any documents incorporated by reference into this prospectus or a prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Forward-Looking Statements.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “APLD,” “we,” “us,” “our” and similar terms refer to Applied Digital Corporation and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference before investing in our common stock, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus supplement and accompanying prospectus. Some of the statements in this prospectus supplement and accompanying prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.”
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 87% as of February 29, 2024).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
•Jamestown, North Dakota: 106 MW facility.
•Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers.  In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW.  This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.

Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
By February 2024, the Company had received 4,092 GPUs, deployed a total of 3,072 GPUs and began recognizing revenue from our first and second cloud services contract. The Cloud Services Business is expected to account for approximately 13% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect to acquire and deploy additional GPUs, increase revenue from the Cloud Services Business and increase the percentage of our revenue produced by our Cloud Services Business.
HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.
We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

Common Stock, par value $0.001 per share	To be set forth in a prospectus supplement
Preferred Stock, par value $0.001 (the “Preferred Stock”)	To be set forth in a prospectus supplement
Warrants	To be set forth in a prospectus supplement
Debt Securities	To be set forth in a prospectus supplement
Total	$300,000,000
Use of proceeds	Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.
Nasdaq symbol	APLD

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference into this prospectus or any applicable prospectus supplement.
Substantial blocks of our Common Stock may be sold into the market as a result of our registration of the issuance or resale of Common Stock pursuant to previously filed registration statements.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
We currently have convertible notes outstanding in the aggregate principal amount of $50,000,000 (the “Promissory Notes”). The Promissory Notes are convertible into shares of our Common Stock (the “Note Conversion Shares”), at the request and sole discretion of the holder, subject to a minimum floor conversion price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We have registered the resale of up to 23,585,000 of Conversion Shares.
We also have a promissory note outstanding in the aggregate principal amount of $20,000,000 (as amended from time to time, the “AI Promissory Note”) in favor of AI Bridge Funding LLC. The AI Promissory Note may be paid with up to 24,532,449 shares of our Common Stock (the “AI Payment Shares”), subject to certain requirements and limitations, the issuance of which are registered.
We have registered the issuance of up to $25,000,000 of our Common Stock (the “ATM Common Stock”) in an “at the market equity offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The actual number of shares issued in the offering will vary depending on the sales prices when, and if, shares are sold from time to time.

Any issuances of Note Conversion Shares, AI Payment Shares or ATM Common Stock will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.
There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:
•    labor and other workforce shortages and challenges;
•    our dependence on principal customers;
•    the addition or loss of significant customers or material changes to our relationships with these customers;
•    our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•    our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•    our ability to continue to grow sales in our hosting business;
•    volatility of cryptoasset prices;
•    uncertainties of cryptoasset regulation policy; and
•    equipment failures, power or other supply disruptions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

USE OF PROCEEDS
Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities to address the Company’s working capital needs.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Articles and our Bylaws.
Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Articles and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
We effected a one-for-six reverse stock split in connection with our listing on the Nasdaq Global Select Market pursuant to which holders of our issued and outstanding Common Stock immediately prior to listing our Common Stock on Nasdaq Global Select Market had every six shares of Common Stock reclassified as one share of Common Stock. No fractional shares were issued. We refer to this as the “Reverse Stock Split”.
General
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are designated as Common Stock and 5,000,000 are designated as Preferred Stock.
Common Stock
As of May 2, 2024, there were 122,725,610 shares of our Common Stock issued and outstanding and we had (i) 13,572,810 shares reserved for issuance under the 2022 Incentive Plan, (ii) 1,054,425 shares reserved for issuance under the 2022 Non-Employee Director Stock Plan, (iii) 204,168 shares reserved for issuance under restricted stock unit awards to certain consultants (iv) 5,069,098 shares in treasury; (v) 23,585,000 shares of our Common Stock to be issued upon the conversion of certain outstanding promissory notes issued by us to YA II PN, LTD. on March 27, 2024, which shares have been registered for resale on our Registration Statement on Form S-3, Reg. No. 333-278699; (vi) 24,532,449 shares of our Common Stock, which may be issued as payment of a certain outstanding promissory note made by us in favor of AI Bridge Funding LLC and the issuance of which is registered pursuant to a prospectus supplement that forms a part of our Registration Statement on Form S-3, Reg. No. 333-272023; and (vii) 3,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of our Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board out of legally available funds.

Voting Rights
Each holder of our Common Stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, subject to any rights of our Preferred Stock, or series of our Preferred stock, to vote together as a single class.
Liquidation Rights
In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding Preferred Stock.
Other Rights
Our Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.
Preferred Stock
We are authorized to issue 5,000,000 shares of Preferred Stock at $0.001 par value per share. As of the date hereof, 2,120,578 shares of Preferred Stock have been issued and retired, 0 shares of Preferred Stock are outstanding and 2,879,422 shares of Preferred Stock remain available and authorized for issuance.
Each series of Preferred Stock to be issued, if any, will have such number of shares, designations, preferences, powers and qualifications and special or relative rights or privileges as will be determined by our Board, which may include, among others, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights. The rights of the holders of our Common Stock will be subject to the rights of holders of any Preferred Stock outstanding and issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with the possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.
Terms
The specific terms of any Preferred Stock being offered will be described in the prospectus supplement relating to that Preferred Stock. The following summaries of the provisions of the Preferred Stock are subject to, and are qualified in their entirety by reference to, the certificate of designation relating to the particular class or series of Preferred Stock offered with that prospectus supplement for specific terms, including:

•the designation of the Preferred Stock;
•the number of shares of the Preferred Stock being offered, the liquidation preference per share and the offering price of the Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating these items applicable to the Preferred Stock
•the place or places where dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends on the Preferred Stock will accumulate, if applicable;
•the procedures for any action and remarketing of the Preferred Stock;
•the provision of a sinking fund, if any, for the Preferred Stock;
•the provision for redemption, if applicable, of the Preferred Stock;
•any listing of the Preferred Stock on any securities exchange;
•the terms and conditions, if applicable, upon which the Preferred Stock will be convertible into or exchangeable for Common Stock, and whether at our option or the option of the holder;
•whether the Preferred Stock will rank senior or junior to or on a parity with any other class or series of Preferred Stock;
•the voting rights, if any, of the Preferred Stock;
•any other specific terms, preferences, rights, limitations or restrictions of the Preferred Stock; and
•a discussion of the United States federal income tax considerations applicable to the Preferred Stock.
Series E Preferred Stock
Our Board has created out of the authorized and available shares of our Preferred Stock, a series of convertible redeemable preferred stock, designated as the Series E Redeemable Preferred Stock (the “Series E Preferred Stock”). The following is a brief description of the terms of the Series E Preferred Stock. The Board has authorized the sale of up to 2,000,000 shares of Series E Preferred Stock. The Board may choose, in its sole discretion, to offer an additional 2,000,000 shares of Series E Preferred Stock for sale.
Dividend Rights
The holders of the Series E Preferred Stock shall be entitled to receive, and the Company shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 8.0% of the Stated Value (as defined below). Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash or our Common Stock.

Liquidation Rights
Subject to the liquidation preference stated in the ranking section in the Certificate of Designations for the Series E Preferred Stock, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.
Redemption Rights
Each holder of shares of Series E Preferred Stock is entitled to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time in cash or our Common Stock. Additionally, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 calendar days written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends.
Other Rights
Our Series E Preferred Stock has no preemptive rights, no voting rights and no sinking fund or conversion provisions.
Limitations on Liability and Indemnification Matters
Our amended and restated bylaws contain provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Nevada Revised Statute, or NRS.
Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•under the NRS for the unlawful payment of dividends; or
•for any transaction from which the director derives an improper personal benefit.
Our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the NRS and allows us to indemnify other employees and agents as set forth in the NRS. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We believe that provisions of our amended and restated bylaws are necessary to attract and retain qualified directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent
The transfer agent and registrar for our Common Stock and the Series E Preferred Stock is Computershare Trust Company, N.A., 150 Royall St., Canton, MA 02021, (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of Preferred Stock, Common Stock or any combination thereof. Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities. Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of warrants which may be offered. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
Terms. The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or Preferred Stock will describe the terms of the warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the Common Stock or Preferred Stock that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of Common Stock or Preferred Stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material United States federal income tax considerations;
•the antidilution provisions of the warrants, if any;
•the redemption or call provisions, if any, applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of shares of Preferred Stock or shares of Common Stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date the unexercised warrants will become void.
Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Preferred Stock or shares of Common Stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the notes under the indenture that we will enter into with the trustee named in the indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939.  We use the term "debenture trustee" to refer to the trustee under the indenture.
The following summaries of material provisions of the notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:
•the title;
•the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•any limit on the amount that may be issued;
•whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•the maturity date;
•the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•whether the debt securities will be secured or unsecured, and the terms of any secured debt;
•the terms of the subordination of any series of subordinated debt;
•the place where payments will be payable;
•restrictions on transfer, sale or other assignment, if any;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•provisions for a sinking fund, purchase or other analogous fund, if any;
•the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;
•whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
oincur additional indebtedness;
oissue additional securities;
oissue guarantees;
ocreate liens;
opay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
oredeem capital stock;
oplace restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
omake investments or other restricted payments;
osell or otherwise dispose of assets;
oenter into sale-leaseback transactions;
oengage in transactions with stockholders and affiliates;
oissue or sell stock of, or sell assets of, our subsidiaries; or
oeffect a consolidation or merger;

•whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
•information describing any book-entry features;
•the procedures for any auction and remarketing, if any;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange (for example in the event of our merger or consolidation with another entity).
Consolidation, Merger or Sale
The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.
If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
The following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
•if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.
Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:
•the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
•the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.
Modification of Indenture; Waiver
We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:
•to fix any ambiguity, defect or inconsistency in the indenture;
•to comply with the provisions described above under “-Consolidation, Merger or Sale;”
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
•to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
•to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of the series of debt securities;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.
Discharge
The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•maintain paying agencies;
•recover excess money held by the debenture trustee;
•compensate and indemnify the debenture trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Subordination of Subordinated Debt Securities
Subordinated debt securities, if any, will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more transactions from time to time:
•to or through underwriters;
•through dealers, agents or institutional investors;
•directly to purchasers;
•in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or
•through a combination of these methods.
We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:
•the material terms of the distribution, including the number of shares and the consideration paid;
•the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;
•the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;
•the purchase price of the securities being offered and the proceeds we will receive from the sale;
•the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and
•the terms of any indemnification provisions.
Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.
We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.
We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters
We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act of 1933, or the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
Agents; Direct Sales
We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities
In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:
•over-allot in connection with the offering, creating a syndicate short position for their own account;
•bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or
•reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.
Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Indemnification
We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS
The validity of the securities offered in this prospectus is being passed upon for us by Snell & Wilmer LLP.
EXPERTS
The consolidated financial statements of Applied Digital Corporation as of May 31, 2023 and May 31, 2022 and for the years ended May 31, 2023 and 2022, incorporated by reference herein and elsewhere in the registration statement, have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;
•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;
•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024 and May 1, 2024 (other than any portions thereof deemed furnished and not filed);
•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference into this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

Warrant to purchase up to 6,300,449 Shares of Common Stock
6,300,449 Shares of Common Stock Underlying the Warrant

PROSPECTUS SUPPLEMENT

June 7, 2024